UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 21, 2022

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2022, Albertsons Companies, Inc. (the "Company") issued a press release in which its Board of Directors (the "Board") announced that it had commenced a Board-led review of potential strategic alternatives aimed at enhancing the Company’s growth and maximizing stockholder value. The review would include an assessment of various balance sheet optimization and capital return strategies, potential strategic or financial transactions and development of other strategic initiatives to complement the Company’s existing businesses, as well as responding to inquiries.

In order to support the Company in its continuing evaluation of strategic alternatives, on June 21, 2022 (the "Effective Date"), entities affiliated with the Company's five largest stockholders, Cerberus Capital Management, L.P., Kimco Realty Corporation, Klaff Realty, L.P., Lubert-Adler Partners and Jubilee Limited Partnership (each, a "Sponsor" and collectively, the "Sponsors"), who are each party to the lock-up agreement dated June 25, 2020 (the "2020 Lock-Up Agreement"), entered into an agreement (the "Extended Lock-Up Agreement") pursuant to which each Sponsor agreed to restrictions on its ability to sell or transfer shares of the Company’s Class A Common Stock ("Common Stock") that it owns beyond the expiration of the 2020 Lock-Up Agreement through September 10, 2022, the end of the Company's second fiscal quarter (the "Extended Lock-Up Period"). The Extended Lock-Up Agreement supersedes the 2020 Lock-Up Agreement, which was due to expire on June 30, 2022.

Under the terms of the Extended Lock-Up Agreement, each Sponsor agrees during the Extended Lock-Up Period, subject to certain exceptions set forth in the Extended Lock-Up Agreement, to not offer, sell, transfer, contract to sell, pledge or otherwise dispose of any shares of Common Stock that the Sponsor directly or beneficially owns as of the Effective Date. The Sponsors beneficially own, in the aggregate, 366,043,040 shares of Common Stock as of the Effective Date or approximately 87% of the shares that were subject to the 2020 Lock-Up Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Extended Lock-Up Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Lock-Up Agreement by and among Albertsons Companies, Inc. and the other parties thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

June 22, 2022	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, General Counsel and Secretary